ANALYSTS/INVESTORS: Brian J. Radecki Chief Financial Officer (202) 336-6920 bradecki@costar.com Frank A. Carchedi Senior Vice President, Corporate Development (202) 336-6937 fcarchedi@costar.com

CoStar Group, Inc. Announces First Quarter 2011 Results

Market Recovery Drives Second-Highest Quarterly Net New Sales in Company’s History;
Revenue Outlook Raised as Customer Renewal Rate Posts Largest Year-over-Year Increase

Conference Call to Discuss First Quarter Results Scheduled for 5:00PM EDT Today;
See Updated Call Information Included in this Release

WASHINGTON, DC – April 27, 2011 – CoStar Group, Inc. (NASDAQ: CSGP), commercial real estate's leading provider of information and analytic services, announced that revenues for the first quarter of 2011 totaled $59.6 million, an increase of $1.4 million compared to revenue of $58.2 million in the fourth quarter of 2010.

Net income increased 57% from the first quarter of 2010 compared to the first quarter of 2011. Net income for the quarter ended March 31, 2011 increased to $4.5 million, or $0.22 per diluted share, compared to net income of $2.9 million, or $0.14 per diluted share for the quarter ended March 31, 2010. EBITDA (defined below) for the quarter ended March 31, 2011 increased to $10.5 million, compared to EBITDA of $8.8 million for the quarter ended March 31, 2010.

As of March 31, 2011, the Company had $325 million in cash, cash equivalents, short-term and long-term investments, which is an increase of $85.7 million since December 31, 2010. Please refer to the Company’s separate press release issued earlier today announcing its agreement to acquire LoopNet, Inc.

Year 2010-2011 Quarterly Results - Unaudited
(in millions, except per share data)
	2010				2011
	Q1	Q2	Q3	Q4	Q1

Revenues	$55.1	$55.8	$57.1	$58.2	$59.6
EBITDA	8.8	7.8	9.4	10.4	10.5
Net income	2.9	3.3	3.4	3.8	4.5
Net income per share - diluted	0.14	0.16	0.16	0.18	0.22
Weighted average outstanding shares - diluted	20.6	20.6	20.7	20.9	21.0

“I am very pleased to report exceptionally strong demand for our core subscription-based services during the first quarter as the market recovery took hold,” said CoStar Group Founder and CEO Andrew Florance. “Companywide quarterly net new sales surged 47% over the previous quarter and increased 337% year-over-year. The Company achieved its second-highest increase in organic net new sales during the quarter, reflecting the growing momentum in sales that we reported last quarter.”

The Company’s in-quarter renewal rate increased to more than 93% in the first quarter of 2011 from approximately 91% in the fourth quarter of 2010, and the 12-month trailing renewal rate for subscription-based services grew to 92%, an increase of 6 percentage points from approximately 86% one year ago.

“The 12-month trailing renewal rate posted the largest one-year improvement in the Company’s history,” noted Florance. Subscription-based revenue accounted for approximately 94% of the Company's total revenue in the first quarter of 2011.

2011 OUTLOOK

The following forward-looking statements reflect CoStar’s expectations as of April 27, 2011, including forward-looking non-GAAP financial measures on a standalone basis – not including the potential acquisition of LoopNet and related costs. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

“Based on our outstanding first quarter of 2011 results and continued signs of recovery in commercial real estate, we are pleased to raise the high end of our 2011 annual revenue guidance by approximately $2.0 million to approximately $242 million to $246 million in revenues," stated CoStar Group Chief Financial Officer Brian J. Radecki. “For the second quarter of 2011, we expect approximately $60.0 million to $60.8 million in revenues.”

For the full year of 2011, the Company expects non-GAAP net income per diluted share (defined below) of approximately $1.15 to $1.25. For the second quarter of 2011, the Company expects non-GAAP net income per diluted share of approximately $0.27 to $0.31.

Additionally, during the third quarter of 2011, the Company expects approximately $1.8 million to $2.2 million of restructuring costs associated with the consolidation of its White Marsh, MD, offices into its Columbia, MD, and Washington, DC, offices.  The office consolidation is expected to lead to expense savings of $1 million per year moving forward.

The Company expects its annual tax rate for 2011 to be approximately 40%.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition-related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company’s corporate headquarters, and (v) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition-related costs, (iv) purchase accounting adjustments; (v) restructuring charges and related costs, (vi) costs related to the acquisition and transition of the Company’s corporate headquarters, and (vii) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at Non-GAAP net income. We assume a 40% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

PLEASE NOTE NEW DATE, TIME AND DIAL IN NUMBER FOR EARNINGS CONFERENCE CALL:

The previously scheduled earnings conference call scheduled for Thursday, April 28, 2011 at 11:00 a.m. EDT is cancelled. Management will conduct a conference call to discuss earnings results for the first quarter of 2011, and the company's outlook for the second quarter of 2011 at 5:00 p.m. EDT on Wednesday, April 27, 2011. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please dial (877) 209-9920 (from the United States and Canada) or (612) 332-0530 (from all other countries) and refer to conference code 202437. An audio recording of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. To access the recorded call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 202437. The webcast replay will also be available in the Investors section of CoStar's web site for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months
	Ended March 31,
	2011	2010

Revenues	$59,618	$55,093
Cost of revenues	22,566	21,200
Gross margin	37,052	33,893

Operating expenses:
Selling and marketing	13,246	12,629
Software development	5,268	4,197
General and administrative	10,899	11,275
Purchase amortization	543	690
	29,956	28,791

Income from operations	7,096	5,102
Interest and other income, net	202	238
Income before income taxes	7,298	5,340
Income tax expense, net	2,766	2,451
Net income	$4,532	$2,889

Net income per share - basic	$0.22	$0.14
Net income per share - diluted	$0.22	$0.14

Weighted average outstanding shares - basic	20,531	20,249
Weighted average outstanding shares - diluted	20,965	20,602

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	For the Three Months
	Ended March 31,
	2011	2010

Net income	$4,532	$2,889
Income tax expense, net	2,766	2,451
Income before income taxes	7,298	5,340
Purchase amortization and other related costs	850	1,190
Stock-based compensation expense	2,064	2,007
Acquisition related costs	323	-
Restructuring and related costs	-	-
Headquarters acquisition and transition related costs *	-	199
Settlements and Impairments	(272)	-
Non-GAAP Income before income taxes	10,263	8,736
Assumed rate for income tax expense, net **	40%	40%
Assumed provision for income tax expense, net	(4,105)	(3,494)
Non-GAAP Net Income	$6,158	$5,242

Net Income per share - diluted	$0.22	$0.14
Non-GAAP Net Income per share - diluted	$0.29	$0.25

Weighted average outstanding shares - diluted	20,965	20,602

* Includes building depreciation of approximately $184,000 for the three months ended March 31, 2010.
** A 40% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the Three Months
	Ended March 31,
	2011	2010

Net income	$4,532	$2,889
Purchase amortization in cost of revenues	307	500
Purchase amortization in operating expenses	543	690
Depreciation and other amortization	2,582	2,458
Interest income, net	(202)	(238)
Income tax expense, net	2,766	2,451
EBITDA	$10,528	$8,750
Stock-based compensation expense	2,064	2,007
Acquisition related costs	323	-
Restructuring and related costs	-	-
Headquarters acquisition and transition related costs ***	-	15
Settlements and Impairments	(272)	-
Adjusted EBITDA	$12,643	$10,772

*** Includes no building depreciation for the three months ended March 31, 2010.

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$292,252	$206,405
Short-term investments	3,657	3,722
Accounts receivable, net	16,240	13,094
Deferred income taxes, net	5,494	5,203
Prepaid expenses and other current assets	4,179	5,809
Income tax receivable	4,940	4,940
Total current assets	326,762	239,173

Long-term investments	29,114	29,189
Deferred income taxes, net	12,652	-
Property and equipment, net	36,886	69,921
Goodwill	80,488	79,602
Intangible and other assets, net	17,898	18,774
Deposits and other assets	2,679	2,989
Total assets	$506,479	$439,648

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$31,167	$33,999
Income taxes payable	14,831	-
Deferred revenue	18,845	16,895
Total current liabilities	64,843	50,894

Deferred gain on sale of building	33,225	-
Deferred rent	17,216	4,032
Deferred income taxes, net	-	1,450
Income taxes payable	1,797	1,770

Total stockholders' equity	389,398	381,502
Total liabilities and stockholders' equity	$506,479	$439,648

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months
	Ended March 31,
	2011	2010
Revenues
United States	$55,036	$50,617
International
External customers	4,582	4,476
Intersegment revenue *	254	332
Total international revenue	4,836	4,808
Intersegment eliminations	(254)	(332)
Total Revenues	$59,618	$55,093

EBITDA
United States	$11,361	$9,412
International **	(833)	(662)
Total EBITDA	$10,528	$8,750

* Intersegment revenue is attributable to services performed by Property and Portfolio Research Ltd., a wholly owned subsidiary of Property and Portfolio Research, Inc. (PPR), for PPR. Intersegment revenue is recorded at what the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

** International EBITDA includes a corporate allocation of approximately $40,000 and $200,000 for the three months ended March 31, 2011 and 2010, respectively.

Reconciliation of Non-GAAP Financial Measures with 2010-2011 Quarterly Results - Unaudited
(in millions)
	2010				2011
	Q1	Q2	Q3	Q4	Q1

Net income	$2.9	$3.3	$3.4	$3.8	$4.5
Purchase amortization	1.2	0.8	0.9	0.9	0.8
Depreciation and other amortization	2.4	2.5	2.4	2.5	2.6
Interest income, net	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Income tax expense, net	2.5	1.4	2.9	3.4	2.8
EBITDA	$8.8	$7.8	$9.4	$10.4	$10.5

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
(in thousands, except per share data)
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended June 30, 2011		Ended December 31, 2011
	Low	High	Low	High

Net income	$180	$580	$11,200	$12,000
Income tax expense, net	120	387	7,467	8,000
Income before income taxes	300	967	18,667	20,000
Purchase amortization and other related costs	800	900	3,300	3,700
Stock-based compensation expense	2,000	2,200	8,100	9,000
Acquisition related costs	6,400	6,900	8,500	9,000
Restructuring and related costs	-	-	1,800	2,200
Headquarters acquisition and transition related costs	-	-	-	-
Settlements and Impairments	-	-	(272)	(272)
Non-GAAP Income before income taxes	9,500	10,967	40,095	43,628
Assumed rate for income tax expense, net *	40%	40%	40%	40%
Assumed provision for income tax expense, net	(3,800)	(4,387)	(16,038)	(17,451)
Non-GAAP Net Income	$5,700	$6,580	$24,057	$26,177

Net Income per share - diluted	$0.01	$0.03	$0.53	$0.57
Non-GAAP Net Income per share - diluted	$0.27	$0.31	$1.15	$1.25

Weighted average outstanding shares - diluted	20,950	20,950	21,000	21,000

* A 40% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

About CoStar Group, Inc.
CoStar Group (Nasdaq: CSGP) is commercial real estate's leading provider of information and analytic services. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe with a staff of approximately 1,500 worldwide, including the industry's largest professional research organization. For more information, visit www.costar.com.
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This news release includes "forward-looking statements" including without limitation, statements regarding CoStar's expectations, beliefs, intentions or strategies regarding the future. These statements are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. More information about potential factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those stated in CoStar's filings from time to time with the Securities and Exchange Commission, including CoStar's Form 10-K for the year ended December 31, 2010, under the heading "Risk Factors." In addition to these statements, there can be no assurance that the market recovery will continue at the current pace; that the Company’s growing momentum in sales will continue; that the recovery in commercial real estate will continue at its current pace or at all; that the positive industry trends will translate into continued revenue growth and higher renewal rates; that revenues for the second quarter of 2011 and full year 2011 will be as stated in this press release; that non-GAAP net income per diluted share for the second quarter of 2011 and full year 2011 will be as stated in this press release; that restructuring costs associated with the consolidation of our offices during the third quarter of 2011 will be as stated in this press release; that the office consolidation will happen when expected or that it will lead to expense savings as expected; and that our annual tax rate for 2011 will be as stated in this press release.  All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update such statements, whether as a result of new information, future events or otherwise.